Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Hibbett Sports, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-21299, 333-21303, 333-21305, 333-63094, 333-96755, 333-126316, 333-126313, 333-126311, and 333-135217) of Hibbett Sports, Inc. and subsidiaries (the Company) of our report dated March 26, 2010, with respect to (i) the consolidated balance sheets of Hibbett Sports, Inc. and subsidiaries as of January 30, 2010 and January 31, 2009, and the related consolidated statements of operations, stockholders’ investment, and cash flows for each of the years in the three-year period ended January 30, 2010 and (ii) the effectiveness of internal control over financial reporting as of January 30, 2010, which report appears in the January 30, 2010, Annual Report on Form 10-K of Hibbett Sports, Inc. and subsidiaries.

Our report refers to the Company’s change in its method of accounting for inventories, as well as the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, included in ASC Subtopic 740-10, Income Taxes – Overall, for the fiscal year ended February 2, 2008.

/s/ KPMG LLP

Birmingham, Alabama
March 26, 2010

55

End of Exhibit 23.1